Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3918

(Name, address and telephone number of agent for service)

Kimball Hill, Inc.

(Issuer with respect to the Securities)

Illinois	36-2177380
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5999 New Wilke Road, Suite 504
Rolling Meadows, Illinois	60008
(Address of Principal Executive Offices)	(Zip Code)

10-1/2% Senior Subordinated Notes due 2012, Series B

Guarantees on Senior Subordinated Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.                                   GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)                                   Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                                  Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                  A copy of the Articles of Association of the Trustee.*

2.                  A copy of the certificate of authority of the Trustee to commence business.*

3.                  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.                  A copy of the existing bylaws of the Trustee.*

5.                  A copy of each Indenture referred to in Item 4. Not applicable.

6.                  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                  Report of Condition of the Trustee as of December 31, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 5th of April, 2006.

		By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 5, 2006

		By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2005

($000’s)

12/31/2005

Assets
Cash and Due From Depository Institutions	$8,000,884
Securities	39,572,460
Federal Funds	3,106,359
Loans & Lease Financing Receivables	134,097,750
Fixed Assets	1,759,753
Intangible Assets	11,264,248
Other Assets	11,065,956
Total Assets	$208,867,410

Liabilities
Deposits	$135,603,591
Fed Funds	13,987,126
Treasury Demand Notes	0
Trading Liabilities	186,413
Other Borrowed Money	24,865,833
Acceptances	60,785
Subordinated Notes and Debentures	6,606,929
Other Liabilities	6,323,045
Total Liabilities	$187,633,722

Equity
Minority Interest in Subsidiaries	$1,025,113
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,386,335
Total Equity Capital	$21,233,688

Total Liabilities and Equity Capital	$208,867,410

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President

Date: April 5, 2006